UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 6, 2022

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry Into a Material Definitive Agreement.

Offering and Underwriting Agreement

On December 6, 2022, iBio, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”). Pursuant to the Underwriting Agreement, the Company agreed to sell to Wainwright, in a firm commitment underwritten offering (the “Offering”) (i) 1,530,769 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,834,616 shares of Common Stock, (iii) Series A Common Stock purchase warrants (the “Series A Warrants”) to purchase up to 3,365,385 shares of Common Stock and (iv) Series B Common Stock purchase warrants (the “Series B Warrants” and together with the Series A Warrants, the “Common Warrants”) to purchase up to 3,365,385 shares of Common Stock.

The combined purchase price of each share of Common Stock and the accompanying Common Stock Warrants is $1.04 and the combined purchase price of each Pre-Funded Warrant and the accompanying Common Stock Warrants is $1.039, which is equal to the combined purchase price per share of Common Stock and accompanying Common Stock Warrants, minus the exercise price of each Pre-Funded Warrant of $0.001. Each share of Common Stock and Pre-Funded Warrant, as applicable, is being sold together with one Series A Warrant to purchase one share of Common Stock and one Series B Warrant to purchase one share of Common Stock.  The Series A Warrants and the Series B Warrants have an exercise price of $1.04 per share and are immediately exercisable. The Series A Warrants  will expire five (5) years from the date of issuance and the Series B Warrants will expire twenty-four (24) months from the date of issuance. There is not expected to be any trading market for the Pre-Funded Warrants or the Common Stock Warrants issued in the Offering.

Pursuant to the Underwriting Agreement, the Company has granted Wainwright a 30-day option to purchase up to an additional 504,807 shares of Common Stock and/or Common Warrants to purchase up to an additional 1,009,614 shares of Common Stock at the public offering price, less the underwriting discounts and commissions, solely to cover over-allotments. The Company has also agreed to issue to Wainwright, as the representative of the underwriters, warrants (the “Representative’s Warrants”) to purchase a number of shares of Common Stock equal to 6.0% of the aggregate number of shares of Common Stock and Pre-Funded Warrants being offered in the Offering at an exercise price equal to $1.30, which is 125% of the combined public offering price per share of Common Stock and the accompanying Common Stock Warrants, and to reimburse the underwriter for certain Offering-related expenses. The Representative’s Warrants may be exercised on a cashless basis if an effective registration statement is not available and will expire five years after the commencement of sales of the securities in the Offering.

The closing of the Offering is expected to occur on or about December 9, 2022, subject to the satisfaction of customary closing conditions.

The net proceeds from the Offering, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the Common Stock Warrants, are approximately $2.9 million (or $3.4 million if Wainwright exercises its option to purchase additional shares of Common Stock and Common Stock Warrants in full). The Company intends to use the net proceeds from the Offering primarily for operating costs, including for research and development and other trial preparation expenses in addition to working capital needs and for other general corporate purposes, which may include retention and severance payments to certain of the Company’s employees or former employees.  The Company may also use a portion of the net proceeds to invest in or acquire other products, businesses or technologies, although it has no commitments or agreements with respect to any such investments or acquisitions as of the date hereof. In addition, the Company intends to use a portion of the net proceeds from the Offering to pay principal payments of $250,000 per month in debt amortization on a monthly basis through March 2023 pursuant to the terms of its amended Credit Agreement with Woodforest National Bank.

Wainwright acted as the sole book-running manager for the Offering. The Company paid Wainwright an underwriting discount equal to 7.0% of the gross proceeds of the Offering, and reimbursed Wainwright for the legal fees and certain expenses of the underwriter, in the sum of up to $100,000, in connection with this offering, up to $20,000 for certain clearance fees and settlement expenses and $25,000 for non-accountable expenses.

All securities offered and sold in the Offering (including the shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants, the Series A Warrants, the Series B Warrants and the Representative’s Warrants) were offered pursuant to the Company’s effective Registration Statement on Form S-3 (Registration No. 333-250973), including a base prospectus contained therein dated December 7, 2020, as supplemented by a prospectus supplement relating to the Offering, dated December 6, 2022, and filed with the Securities and Exchange Commission on the date of this Current Report on Form 8-K.

The Underwriting Agreement contains customary representations, warranties, and covenants of the Company and also provides for customary indemnification by each of the Company and Wainwright against certain liabilities and customary contribution provisions in respect of those liabilities.

The description of terms and conditions of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1.

A copy of the opinion of Blank Rome LLP relating to the legality of the issuance and sale of the securities sold in the Offering is attached as Exhibit 5.1 hereto.

Terms of the Pre-Funded Warrants, Series A Warrants and Series B Warrants

The Pre-Funded Warrants were offered in lieu of shares of Common Stock to certain investors because the purchase of shares of Common Stock in the Offering would otherwise result in said investors, together with their affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the Investor, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Offering. Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

Each Series A Warrant and Series B Warrant offered hereby will be a Warrant to purchase one share of Common Stock and will have an initial exercise price equal to $1.04 per share. The Series A Warrants will be immediately exercisable and will expire five years from the date of issuance. The Series B Warrants will be immediately exercisable and will expire twenty-four months from the date of issuance. The exercise price and number of shares of Common Stock issuable upon exercise of the Series A Warrants and Series B Warrants is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting the Common Stock and the exercise price.

A holder (together with its affiliates) of the Common Stock Warrants or Pre-Funded Warrants may not exercise any portion of the Common Stock Warrants or Pre-Funded Warrants, as applicable, to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Common Stock Warrants or Pre-Funded Warrants, as applicable. In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Common Stock Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Common Stock Warrants, provided that such cashless exercise shall only be permitted if the Registration Statement is not effective at the time of such exercise or if the prospectus to which the Registration Statement is a part is not available for the issuance of shares of Common Stock to the Common Stock Warrant holder. In addition, in certain circumstances, upon a fundamental transaction (as defined in the Common Stock Warrants), the holder will have the right to require the Company to repurchase the Common Stock Warrants at the Black Scholes Value (as defined in the Common Stock Warrants); provided, however, that, if the fundamental transaction is not within the Company’s control, including not approved by the Company’s board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Stock Warrants, that is being offered and paid to the holders of Common Stock of the Company in connection with the fundamental transaction.

In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

The description of terms and conditions of the Pre-Funded Warrants, Series A Warrants, Series B Warrants and Representative’s Warrants do not purport to be complete and are qualified in their entirety by the full text of the form of such Pre-Funded Warrants, Series A Warrants, Series B Warrants and Representative’s Warrants, copies of which are attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively.

Item 8.01.  Other Events.

On December 6, 2022, the Company issued a press release announcing the proposed public offering of its securities. A copy of this press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

On December 6, 2022, the Company issued a press release announcing that it had priced a public offering of its securities. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit Number	Exhibit Description
1.1	Underwriting Agreement, dated December 6, 2022, by and between iBio, Inc. and H.C. Wainwright & Co., LLC
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A Warrants
4.3	Form of Series B Warrants
4.4	Form of Representative’s Warrants
5.1	Opinion of Blank Rome LLP
23.1	Consent of Blank Rome LLP (included in Exhibit 5.1)
99.1	Press release of iBio, Inc., dated December 6, 2022
99.2	Press release of iBio, Inc., dated December 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2022	IBIO, INC.

	By:	/s/ Robert Lutz
		Name:	Robert Lutz
		Title:	Chief Financial Officer